Exhibit 99.1

eXoZymes Inc. Announces Closing of $6 Million Public Offering

Los Angeles, CA — June 17, 2026 — eXoZymes Inc. (NASDAQ: EXOZ) (“eXoZymes” or “Company”), a pioneer of AI-enhanced enzymes that transform abundant feedstock into valuable nutraceuticals and novel medicines, today announced the closing of its previously announced underwritten public offering of common stock and warrants.

The offering consisted of 330,575 units, including 34,440 units sold in partial exercise of over-allotment option, each unit consisting of two shares of common stock and one warrant to purchase one additional share of common stock. The public offering price per share was $8.99 and per warrant was $0.02 resulting in gross proceeds of approximately $5.95 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The warrants become exercisable one year from the date of issuance at an exercise price of $11.24 per share and expire on the five-year anniversary of the issuance date. The warrants are not listed on any national securities exchange or other trading market and may be redeemed by the Company upon occurrence of certain conditions. The warrant exercise price may be reset to $0.001 in the event the Company sells in a public or private offering before June 5, 2027, additional shares of common stock, or securities convertible into common stock, at a per share price (or equivalent) of less than $8.99.

The Company intends to use net proceeds from the offering to support development and commercialization activities related to N-trans-caffeoyltyramine (“NCT”), advance additional product opportunities, fund research and development activities, and for working capital and other general corporate purposes.

MDB Capital acted as sole book-running manager for the offering. The securities described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-292781), which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on January 23, 2026. A final prospectus supplement and accompanying prospectus describing the terms of the offering was filed with the SEC on June 8, 2026 and are available on the SEC’s website at www.sec.gov.

About eXoZymes

Founded in 2019, the company has developed a biomanufacturing platform that - as a historic first - offers the tools and insights to design, engineer, control and optimize nature’s own natural processes to produce highly valuable natural products, via a commercially scalable, sustainable, and abundant alternative: exozymes.

Exozymes are advanced enzymes enhanced through bioengineering and AI to thrive in a bioreactor without using living cells. Exozymes can replace toxic petrochemical processes and inefficient biochemical extraction with sustainable and scalable biosolutions that transform abundant feedstock into valuable nutraceuticals and novel medicines.

By freeing enzyme-driven chemical reactions from cellular constraints, exozyme biosolutions remove the scaling bottleneck that has impeded synthetic biology’s commercial success, paving the way for exozymes to lead the next generation of biomanufacturing innovation. eXoZymes Inc. introduced “exozymes” as an open scientific concept rather than as a trademark. By offering this new nomenclature for wide industry adoption, the company aims to pioneer this next generation of cell-free biomanufacturing and establish itself as the market leader. Learn more at exozymes.com.

eXoZymes Safe Harbor

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely,” “potential,” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of eXoZymes’ quarterly reports on Form 10-Q, annual reports on Form 10-K, and other documents filed by eXoZymes from time to time by the company with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering that was filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and eXoZymes assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. eXoZymes does not give any assurance that it will achieve its expectations.

eXoZymes contact

Lasse Görlitz, VP of Comms & IR

(858) 319-7135

press@exozymes.com

https://www.linkedin.com/company/exozymes

https://x.com/exozymes

https://www.youtube.com/@exozymes